UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

JUPITER GLOBAL HOLDINGS, CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 WEST 8TH AVENUE, 4TH FLOOR,
VANCOUVER, BRITISH COLUMBIA, CANADA, V5Y 1M7
(principal executive offices)

(604) 682-6541
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On September 13, 2005, JUPITER Global Holdings, Corp. (the “Registrant”) entered into a definitive Agreement and Plan of Acquisition (the “Agreement”), with Macro Communications Inc. (“Macro”), a Georgia corporation, and Mr. Warren Jackson and Mr. Bill Jackson, the two shareholders of Macro (“Shareholders”), .as previously reported by the Registrant in the Current Report filed with the Commission by the Registrant on September 16, 2005. In its Current Report filed with the Commission on September 16, 2005, the Registrant reported that the closing date was scheduled for September 22, 2005.

As of September 22, 2005, the above-referenced Agreement and Plan of Acquisition was closed and the transaction described in the Agreement is now deemed to be consummated, binding and enforceable in accordance with the terms of the Agreement and Plan of Acquisition. The terms and conditions of the Agreement are hereby incorporated by reference to the Current Report filed by the Registrant with the Commission on September 16, 2005.

ITEM 9.01 EXHIBITS

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER GLOBAL HOLDINGS, CORP.

Date: September 22, 2005	By:	/s/ Raymond Hawkins
Raymond Hawkins
Chief Executive Officer